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                                                                  EXHIBIT 10.4








                                      FORM

                                       OF

                           BUSINESS ALLIANCE AGREEMENT

                                 by and between

                                  U.S. BANCORP

                                       and

                             PIPER JAFFRAY COMPANIES



                          Dated as of ________ __, 2003





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                                TABLE OF CONTENTS
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

                                                                                                                PAGE
                                                                                                                ----
ARTICLE I.        SCOPE OF AGREEMENT..............................................................................2
     1.1          Scope...........................................................................................2

ARTICLE II.       BUSINESS AGREEMENTS.............................................................................2
     2.1          General.........................................................................................2
     2.2          Investment Funds................................................................................2
     2.3          Capital Market Services Collaboration...........................................................3
     2.4          Joint Products and Services.....................................................................4
     2.5          Settlement, Safekeeping and Other Banking Services..............................................5
     2.6          Customer Information Sharing and Access.........................................................6
     2.7          Securities Dealer Services......................................................................6
     2.8          Transition Matters..............................................................................6

ARTICLE III.      ALLIANCE MANAGEMENT.............................................................................7
     3.1          Alliance Managers...............................................................................7
     3.2          Meetings........................................................................................8
     3.3          Responsibilities................................................................................8

ARTICLE IV.       TERM AND TERMINATION............................................................................8
     4.1          Term............................................................................................8
     4.2          Termination.....................................................................................8
     4.3          Effect of Termination..........................................................................10

ARTICLE V.        GENERAL TERMS AND CONDITIONS...................................................................10
     5.1          Complete Agreement.............................................................................10
     5.2          Expenses.......................................................................................10
     5.3          Governing Law..................................................................................10
     5.4          Notices........................................................................................11
     5.5          Amendment, Modification or Waiver..............................................................11
     5.6          Successors and Assigns; No Third Party Beneficiaries...........................................11
     5.7          Counterparts...................................................................................11
     5.8          Dispute Resolution.............................................................................12
     5.9          Interpretation.................................................................................12
     5.10         Severability...................................................................................12
     5.11         No Joint Venture...............................................................................12
     5.12         No Individual Authority........................................................................12
     5.13         Non-Exclusivity................................................................................12
     5.14         Basis of Bargain...............................................................................12
     5.15         Force Majeure..................................................................................13
     5.16         Priority.......................................................................................13
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Exhibit A -- Alliance Managers


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                           BUSINESS ALLIANCE AGREEMENT


                  THIS BUSINESS ALLIANCE AGREEMENT (this "AGREEMENT"), dated as of _______ __, 2003, is made and entered into by and between U.S. BANCORP, a Delaware corporation ("PARENT"), and PIPER JAFFRAY COMPANIES, a Delaware corporation and an indirect, wholly owned subsidiary of Parent ("PIPER JAFFRAY"). Parent and Piper Jaffray are sometimes referred to herein individually as a "PARTY" and collectively as the "PARTIES". Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Separation Agreement (as defined herein).

                                    RECITALS

                  WHEREAS, Parent and Piper Jaffray have entered into a certain Separation and Distribution Agreement dated as of the date hereof (as it may be amended from time to time, the "SEPARATION AGREEMENT"), which sets forth the principal corporate transactions required to effect the separation of Parent's businesses into two independent public companies;

                  WHEREAS, pursuant to the provisions of the Separation Agreement, from and after the consummation of the Merger and the Contribution,
(i) the Piper Jaffray Group will be engaged in the Piper Jaffray Business, (ii) the Parent Group will be engaged in the Parent Business, (iii) the Piper Jaffray Group will own and control the Piper Jaffray Assets and assume and be responsible for the Piper Jaffray Liabilities, and (iv) the Parent Group will own and control the Parent Assets and assume and be responsible for the Parent Liabilities;

                  WHEREAS, Section 3.2(c) of the Separation Agreement provides that prior to the Distribution, each of Parent and Piper Jaffray shall enter into this Agreement, which is the Business Alliance Agreement referred to in the Separation Agreement;

                  WHEREAS, Section 2.4 of the Separation Agreement provides, among other things, that on or before the Contribution Effective Time, each of Parent and Piper Jaffray shall enter into, or cause appropriate members of the Group of which it is a member to enter into, such other agreements, certificates and other documents as may be deemed to be advisable by Parent in connection with the Separation; and

                  WHEREAS, the Parties desire to enter into this Agreement to set forth the terms of their agreement regarding certain business alliances, arrangements, understandings and relationships between and among them and the other members of each of their respective Groups following the completion of the Separation (the "ALLIANCE"), including without limitation, the following: (i) the referral of selected business between the Groups; (ii) the marketing and distribution of certain financial products and services of the Groups; (iii) the continued joint provision of certain services by certain members of each Group; and (iv) certain other matters intended to facilitate the transition of the Piper Jaffray Business to the Piper Jaffray Group set forth below in this Agreement.

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                  NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                    ARTICLE I

                               SCOPE OF AGREEMENT

                  SECTION 1.1 SCOPE. In furtherance of, and in order to document in its entirety, the Alliance between the Parties, each of Parent and Piper Jaffray agrees to comply, and to cause the appropriate members of the Group of which it is a member to comply, with all of the terms and conditions of this Agreement and the Business Agreements (as defined below) contemplated hereby to which it, or the applicable member of its Group, is a party.

                                   ARTICLE II

                               BUSINESS AGREEMENTS

                  SECTION 2.1 GENERAL. Subject to the immediately following sentence, the Parties currently desire to enter into the agreements provided for in this Article II below (the "BUSINESS AGREEMENTS") on the terms set forth below and otherwise on such other terms and conditions as are customary for similar business arrangements, but the Parties agree that the identity and description of the terms of the Business Agreements hereunder may be modified from time to time by mutual agreement of the Parties. Notwithstanding anything herein to the contrary, neither Party shall have any obligation to enter into any such Business Agreement if the Parties are unable to reach agreement on the terms thereof on or prior to the date that is six months after the Distribution Date after negotiating in good faith. Each Business Agreement shall, subject to
Section 5.16 hereof, constitute a separate and complete agreement between the Parties with respect to the subject matter thereof but may reference or incorporate the terms and conditions of this Agreement, any other Business Agreement and/or the Separation Agreement if and when appropriate.

                  SECTION 2.2 INVESTMENT FUNDS. The Parties and/or the appropriate members of each of their respective Groups shall negotiate in good faith to enter into Business Agreements pursuant to which Piper Jaffray shall offer customers of the Piper Jaffray Group various investment fund products currently managed by Parent's asset management subsidiary on behalf of First American Funds ("FAF"). The Parties currently contemplate the following specific Business Agreements that shall be negotiated in good faith and entered into by and between Piper Jaffray and U.S. Bancorp Asset Management, Inc., a wholly owned subsidiary of U.S. Bank ("USBAM"):

                  (a) MONEY MARKET FUNDS FOR PIPER JAFFRAY CLIENTS. Under an agreement to be entered into between Piper Jaffray and USBAM, money market balances held in various Piper Jaffray Group client accounts shall be invested in one or more classes of money market funds of FAF managed by USBAM. Such money market funds shall be the exclusive non-state specific retail sweep money market funds offered by the Piper Jaffray Group during the term of the agreement except as required by applicable law and regulations including Piper Jaffray's obligation to offer suitable investments to its clients.

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         This agreement shall provide that shares and/or one or more classes of
         FAF will be named or renamed so as to relate to Piper Jaffray and that such shares and/or classes shall have distinct pricing and fee arrangements designed for the Piper Jaffray Group. The Piper Jaffray Group shall provide omnibus shareholder account record keeping such that transactions for its clients shall be made through a single account for each money market fund or class of FAF. USBAM and Piper Jaffray also shall enter into other service arrangements related to operational and compliance matters in connection with the investments in FAF by Piper Jaffray Group clients. The agreement shall provide for agreed-upon payments to Piper Jaffray for making FAF available to Piper Jaffray Group clients under this arrangement and shall have an initial term of two years and be renewable annually.

                  (b) LONG-TERM MUTUAL FUNDS FOR PIPER JAFFRAY CLIENTS. Piper Jaffray shall include the long-term (non-money market) mutual funds of FAF on its preferred list of mutual fund families provided that Piper Jaffray continues to maintain such a list or any similar program created in future and that such FAF funds meet the criteria Piper Jaffray applies equally to all long-term mutual funds considered for inclusion on such list or in such program. Pursuant to an existing agreement between Piper Jaffray and Quasar Distributors, Piper Jaffray shall continue to receive commissions and trailer fees based upon the investments of Piper Jaffray Group clients in long-term funds of FAF. This agreement shall be renewable annually.

                  (c) REFERRALS BY PIPER JAFFRAY TO USBAM INSTITUTIONAL ADVISORY GROUP. Under an agreement to be entered into between Piper Jaffray and USBAM, Piper Jaffray may solicit clients for the Institutional Advisory Group of USBAM, which manages separate accounts for corporations, governmental entities, endowments, foundations, unions and other entities. USBAM shall pay a referral fee to Piper Jaffray for introductions or leads that result in new clients for this USBAM advisory activity. The agreement shall conform to the applicable requirements under the Investment Advisers Act of 1940 with respect to cash payments for client solicitations and all other legal or regulatory requirements.

                  (d) PIPER PRIVATE EQUITY FUND. If the USBAM Institutional Advisory Group determines that it would like to make available interests in Private Equity Partners II, LP, a private equity fund sponsored by Piper Jaffray, or a similar fund, to clients of the Institutional Advisory Group through its affiliate U.S. Bancorp Investments, Inc. ("USBII"), USBAM, Piper Jaffray and USBII shall enter into an agreement that will address the specific obligations on the part of Piper Jaffray Private Capital Group, USBAM Institutional Advisory Group and USBII as part of this process and shall provide for the payment of amounts to the appropriate parties for their appropriate services.

                  SECTION 2.3 CAPITAL MARKET SERVICES COLLABORATION. The Parties and/or the appropriate members of each of their respective Groups shall negotiate in good faith to enter into Business Agreements pursuant to which Parent and/or members of the Parent Group shall recommend the Piper Jaffray Group as a preferred provider of capital market services to clients of the Parent Group. Such services shall include both (i) investment banking services and (ii) investment account services. The investment banking services shall consist of both (A) debt

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capital market transactions including senior secured, senior unsecured, subordinated notes, medium term note programs, brokered CD programs, trust preferred securities, non-convertible preferred securities and commercial paper programs (but excluding any municipal finance transactions), and (B) equity capital market transactions including public equity offerings, public or private convertible securities, merger and acquisition transactions and private equity transactions. The investment account services shall include services provided by Piper Jaffray's fixed income capital markets sales force and corporation cash management programs. Such agreement or agreements shall provide for the payment by the Piper Jaffray Group of referral fees to the Parent Group if a Parent Group client uses any of such preferred provider services of the Piper Jaffray Group and the same results in a net profit to the Piper Jaffray Group.

                  SECTION 2.4 JOINT PRODUCTS AND SERVICES. The Parties and/or the appropriate members of each of the respective Groups shall negotiate in good faith to enter into Business Agreements pursuant to which the Parties shall jointly provide certain financial products and services of certain members of each Group to shared customers of the Groups. The Parties currently contemplate that such agreements will include, without limitation, the following specific agreements:

                  (a) RETIREMENT SOLUTION PLAN PRODUCT. Under an agreement to be entered into between Piper Jaffray and U.S. Bank National Association, a national banking association and a wholly owned subsidiary of Parent ("U.S. BANK"), Piper Jaffray and U.S. Bank shall continue to market and manage the bundled retirement plan product known as "Retirement Solution." Specifically, pursuant to the provisions of this agreement, Retirement Solution shall continue to be managed by the Institutional Trust and Custody group of U.S. Bank ("IT&C"), and USBAM and IT&C shall continue to support the Piper Jaffray Group in its sales activities relating to Retirement Solution. IT&C and the Piper Jaffray Group shall agree upon new procedures and pricing for new clients, including procedures for the payment of commissions, and communication processes determined to be desirable or necessary in light of the post-Separation structure in order to continue to provide high service levels to shared clients and to retain this business. Pricing on retirement plan customers as of the Merger and the Contribution, shall remain unchanged for one year.

                  (b) SOLUTION ONLINE RETIREMENT PLAN PRODUCT. Under an agreement to be entered into between Piper Jaffray and U.S. Bank, Piper Jaffray's financial advisors shall continue to market and IT&C shall continue to manage the online bundled retirement plan product known as "Solution Online." Neither the management and distribution of Solution Online nor the process by which the Piper Jaffray Group receives payments for the distribution of Solution Online shall be fundamentally affected by the Separation. IT&C and Piper Jaffray shall agree upon any modifications that may be necessary or desirable regarding how the product is marketed and distributed.

                  (c) PREMIER PORTFOLIO TRUST PRODUCT (PIPER JAFFRAY MANAGED FIDUCIARY TRUST ACCOUNTS AT PARENT). Under an agreement to be entered into between U.S. Bank and Piper Jaffray, U.S. Bank and Piper Jaffray shall continue to provide in partnership a Premier Portfolio Trust product, pursuant to which certain of the investment assets of the Piper Jaffray Group clients are held in fiduciary trust accounts at U.S. Bank while managed by

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         Piper Jaffray Group financial advisors. This agreement shall set forth the framework and requirements respecting the Premier Portfolio Trust partnership, including the new technology, information access and communication processes that will be necessary to continue to jointly offer this product following the completion of the Separation.

                  (d) MORTGAGE JOINT VENTURE. Piper Jaffray and U.S. Bank have formed a joint venture for the purpose of satisfying the mortgage product needs of Piper Jaffray Group clients.

                  SECTION 2.5 SETTLEMENT, SAFEKEEPING AND OTHER BANKING SERVICES. The Parties and/or the appropriate members of each of their respective Groups shall negotiate in good faith to enter into Business Agreements pursuant to which U.S. Bank shall provide to the Piper Jaffray Group's corporate cash management clients settlement, safekeeping and other banking services. The Parties expect that the use of such settlement services by such clients of the Piper Jaffray Group will decline over the term of this Agreement as the Piper Jaffray Group transitions its customers to alternative settlement services. The Parties currently contemplate that such agreements will include, without limitation, the following specific agreements:

                  (a) BASIS POINT CDS, COMMERCIAL PAPER, BANKERS ACCEPTANCES. U.S. Bank shall provide certain operational support to the Piper Jaffray Group in connection with the Basis Point CD product, including, for example, providing the Piper Jaffray Group with credit advice, statements of position and confirmations regarding daily remittance amounts. Such support shall further provide that the Piper Jaffray Group shall promptly provide U.S. Bank with certain information and documentation to enable U.S. Bank to provide such operational assistance, and the Piper Jaffray Group shall be responsible for late fees, penalties and other fees that may arise in connection with the provision of this operational assistance.

                  (b) SAFEKEEPING AND BOND ACCOUNTING SERVICES. U.S. Bank shall provide safekeeping and bond accounting services to its customers who purchase from or sell to the Piper Jaffray Group fixed income products. These services shall be substantially identical to the services U.S. Bank provides to its customers that transact with other independent, third party broker-dealers, and these services shall be governed by agreements that are substantially identical to the agreements between U.S. Bank and its customers that transact with other independent, third party broker-dealers. Such agreements shall further provide that the Piper Jaffray Group shall promptly provide U.S. Bank with certain information and documentation to enable U.S. Bank to provide such operational assistance, and the Piper Jaffray Group shall be responsible for late fees, penalties and other fees that may arise in connection with the provision of this operational assistance.

                 (c) AUTOMATED CLEARING HOUSE CASH SETTLEMENT SERVICES. Pursuant to an existing agreement, U.S. Bank shall continue to accept Automated Clearing House ("ACH") files from members of the Piper Jaffray Group to facilitate same-day and/or next day debits and credits to the demand deposit accounts maintained at U.S. Bank and other financial institutions by Piper Jaffray Group customers. The Piper Jaffray Group's ability to add new accounts to such ACH files and the gradually declining ACH credit exposure

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         shall be consistent with the limits mutually agreed upon by U.S. Bank and the Piper Jaffray Group which shall be documented in a separate agreement. ACH services shall be offered at the aforementioned agreed upon credit limits subject to no material adverse change in the financial condition of the Piper Jaffray Group. Standard fee arrangements and other terms and conditions shall apply to such ACH activity.

                  (d) CREDIT LINES. U.S. Bank shall provide the Piper Jaffray Group demand lines of credit, which shall be collateralized by marketable securities. Additionally, U.S. Bank shall provide the Piper Jaffray Group a daylight overdraft line and a day loan line in the amounts mutually agreed upon by U.S. Bank and the Piper Jaffray Group which shall be documented in a separate agreement and also be subject to no material adverse change in the financial condition of Piper Jaffray.

                  SECTION 2.6 CUSTOMER INFORMATION SHARING AND ACCESS. The Parties and/or the appropriate members of each of their respective Groups shall negotiate in good faith and enter into Business Agreements pursuant to which the Parent Group shall share with the Piper Jaffray Group certain information regarding certain shared customers to the extent permitted by applicable law and such customers. The Parties currently contemplate that such agreements will include, without limitation, the following specific agreements:

                  (a) PARENT GROUP SERVICES (INFORMATION SHARING). Under an agreement to be entered into between U.S. Bank and Piper Jaffray, subject to prior, written customer consent, U.S. Bank shall provide Piper Jaffray on a regular basis, information regarding the accounting, activity and status of the demand deposit and safekeeping accounts of their shared customers. Such information shall be provided under terms and conditions that are substantially similar to the terms and conditions that govern U.S. Bank's provision of such information to other independent, third party broker-dealers or recipients of this information.

                  (b) SAR ACCESS. Under an agreement to be entered into between U.S. Bank and Piper Jaffray, subject to any necessary consents, U.S. Bank shall provide Piper Jaffray with access to information on U.S. Bank's SAR (Sysout Archival and Retrieval) system until the conversion of the information to a new system is complete.

                  SECTION 2.7 SECURITIES DEALER SERVICES. U.S. Bancorp Piper Jaffray, Inc., a wholly owned subsidiary of Piper Jaffray, has entered into a certain Dealer Agreement with USBII dated as of April 21, 2003, which agreement shall continue in full force and effect following completion of the Separation in accordance with it terms. Such agreement provides that Piper Jaffray's fixed income trading desk shall provide certain services to USBII relating to the purchase and sale of fixed income securities products to USBII's customers.

                  SECTION 2.8 TRANSITION MATTERS. The Parties and/or the appropriate members of each of their respective Groups shall negotiate in good faith and enter into such agreements relating to the transition of the Piper Jaffray Business, Piper Jaffray Assets and Piper Jaffray Liabilities to the Piper Jaffray Group as may be jointly determined by the Parties to be necessary or

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desirable. The Parties currently contemplate that such agreements will include, without limitation, the following specific agreements:

                  (a) STRUCTURED NOTES PROGRAM MODIFICATIONS. USBII has two series of structured notes issued and outstanding, consisting of (i) USBI Trust, Series 2002, and (ii) USBI Trust, Series 1998D. The Piper Jaffray Group will remain responsible for remarketing and administrative services for the structured notes and the Parent Group will continue to act as guarantor and trustor. The Parties shall cause all necessary amendments to existing agreements reflecting such duties to be executed and delivered at or prior to the Contribution Effective Time.

                  (b) THIRD PARTY VENDOR CONTRACTS. The Parties and/or the appropriate members of each of their respective Groups shall enter into an agreement or agreements on or prior to the Contribution Effective Time that allocate the use of, and payment responsibility for, products and services under various third party contracts including telecommunications, data communications, network and market data. In situations where a contract is currently in the name of one or more members of only one Group and none of the members of the other Group are parties thereto, but members of both Groups are sharing the applicable products or services, such agreement or agreements shall (i) specify a method for notifying third party vendors which Party shall continue to use the products or services and become solely responsible for payments therefor and (ii) obligate such responsible Party to indemnify the other Party from and against any further liability under the related third party contract.

                  (c) PRIME ACCOUNT PROCESSING. U.S. Bank shall continue to process Piper Jaffray prime accounts until conversion to new system can be completed.

                  (d) DAILY CONFIRMS FORMATTED, PRINTED AND MAILED. U.S. Bank shall continue to format, print and mail Piper Jaffray's daily confirms until this function is outsourced to a third party vendor, which shall not exceed four weeks from the date of the Merger and Contribution.

                  (e) NETWORK EQUIPMENT ROOM ENGINEERING SERVICES. U.S. Bancorp shall provide engineering services to support Piper Jaffray's portion of the network equipment room on the 8th floor of the 800 Nicollet Mall, Minneapolis, MN location from the date of the Merger and Contribution until the earlier of February 29, 2004 or a third party service provider engaged by Piper Jaffray takes over such responsibilities.


                                   ARTICLE III

                               ALLIANCE MANAGEMENT

                  SECTION 3.1 ALLIANCE MANAGERS. Each Party shall name one or more representatives to be its alliance manager for this Agreement and each other Business Agreement contemplated hereunder (collectively, the "ALLIANCE MANAGERS"). The initial Alliance Managers

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for each Party are listed in attached EXHIBIT A hereto. Either Party may replace any of its Alliance Managers at any time upon reasonable advance notice to the other.

                  SECTION 3.2 MEETINGS. Meetings of the Alliance Managers for each Business Agreement shall be held from time to time as agreed by the Alliance Managers, but not less than once every calendar quarter. Such meetings may be conducted either in person or by telephone.

                  SECTION 3.3 RESPONSIBILITIES. The Alliance Managers shall be responsible for understanding the full scope of the Alliance. The Alliance Managers shall further be responsible for engaging the appropriate representatives of their respective companies to allow the Parties to meet their obligations hereunder. The responsibilities of the Alliance Managers shall include, but shall not be limited to, the following:

                  (a) Overall management of the collaborative Alliance of the Parties as contemplated by this Agreement, the other Business Agreements and the Separation Agreement; and

                  (b) The responsibility to attempt to resolve expeditiously any conflict between or among the Parties and/or other members of each Group related to this Agreement and/or the other Business Agreements.

                                   ARTICLE IV

                              TERM AND TERMINATION

                  SECTION 4.1 TERM. This Agreement shall commence at the Contribution Effective Time and shall continue for two (2) years thereafter (the "TERM") unless earlier terminated by either Party as permitted under the provisions of this Agreement.

                  SECTION 4.2 TERMINATION. (a) This Agreement may be terminated for cause by either Party if the other Party is in breach of any of its material obligations under this Agreement and fails to remedy such breach within thirty
(30) days of receipt of a written notice by the other Party that specifies the material breach.

                  (b) Either Party may terminate this Agreement, which termination shall occur immediately, if:

                  (i) the other Party or any significant Subsidiary of such Party shall make an assignment for the benefit of creditors;

                  (ii) the other Party or any significant Subsidiary of such Party shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

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                  (iii) any bankruptcy, insolvency, receivership or
         similar petition or application is filed, or any proceedings are commenced against the other Party or any significant Subsidiary of such Party and the other Party or any significant Subsidiary of such Party by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, adjudicating the other Party bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; or

                  (iv) any order is entered in any proceedings against the other Party or any significant Subsidiary of such Party decreeing the dissolution of the other Party or such significant Subsidiary and such order remains unstayed or undischarged for more than sixty (60) days.

                  (c) Either Party may terminate this Agreement upon written notice in the event of a Change of Control (defined below), provided that the Party undergoing the Change of Control shall use its reasonable best efforts to notify the other Party of such event at the earliest time that it is legally permitted and practically able to do so. As used herein, "CHANGE OF CONTROL" means, with respect to either Party: (1) the acquisition by any Person (it being understood that the use of the term "Person" in this definition shall be deemed to include any group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "EXCHANGE ACT")) of Persons) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act for the purposes of this definition) of securities of such Party where such acquisition causes such Person, directly or indirectly, to beneficially own more than 50% of either (i) the then outstanding shares of common stock of such Party ("OUTSTANDING COMMON STOCK") or (ii) the combined voting power of the then outstanding voting securities of such Party entitled to vote generally in the election of directors ("OUTSTANDING VOTING SECURITIES"); PROVIDED, HOWEVER, that for purposes of this subsection (a), any acquisition by (A) any employee benefit plan (or related trust) sponsored or maintained by such Party or any corporation controlled by such Party or (B) any corporation, limited liability company or other entity pursuant to a transaction which complies with clauses (i) and (ii) of subsection (2) below, shall not be deemed to result in a Change of Control; or (2) the consummation of, a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of such Party (a "BUSINESS COMBINATION"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns such Party or all or substantially all of such Party's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) no Person beneficially owns, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock of such corporation resulting from such Business

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Combination or the combined voting power of the then outstanding voting securities of such corporation.

                  SECTION 4.3 EFFECT OF TERMINATION. Upon any expiration or earlier termination of this Agreement, the rights and obligations of the Parties hereunder shall terminate, excluding those provisions that by their terms extend beyond such termination. For the avoidance of doubt, nothing herein shall terminate any on-going payment or other obligation under any other Business Agreement, which obligations shall be governed solely by the terms of such Business Agreement (except to the extent, if any, set forth therein).

                                    ARTICLE V

                          GENERAL TERMS AND CONDITIONS

                  SECTION 5.1 COMPLETE AGREEMENT. (a) This Agreement and the Exhibits hereto, the Business Agreements and the Separation Agreement shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.

                  (b) Parent represents on behalf of itself and each other member of the Parent Group and Piper Jaffray represents on behalf of itself and each other member of the Piper Jaffray Group as follows:

                  (i) each such Person has the requisite corporate or other power and authority and has taken all corporate or other action necessary in order to execute, deliver and perform each of this Agreement and each other Business Agreement that shall be agreed to and finalized in accordance with this Agreement (including Section 2.1 hereof) (collectively, the "TRANSACTION AGREEMENTS") in each case to which it is a party and to consummate the transactions contemplated by the Transaction Agreements to which it is a party; and

                  (ii) this Agreement has been duly executed and delivered by such Person (if such Person is a party) and constitutes a valid and binding agreement of it enforceable in accordance with the terms hereof (assuming the due execution and delivery hereof by the other party), and each of the other Transaction Agreements to which it will be a party will be duly executed and delivered by it and will constitute a valid and binding agreement of it enforceable in accordance with the terms thereof (assuming the due execution and delivery thereof by the other party or parties to such Transaction Agreement).

                  SECTION 5.2 EXPENSES. Except as expressly set forth in this Agreement or in any other Business Agreement or the Separation Agreement, and regardless of whether or not the Separation or the Distribution is consummated, all third party fees, costs and expenses paid or incurred in connection with the transactions contemplated by this Agreement and the Business Agreements shall be paid by the Party incurring such fees, costs or expenses.

                  SECTION 5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (other than the laws regarding

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choice of laws and conflicts of laws that would apply the substantive laws of any other jurisdiction) as to all matters, including matters of validity, construction, effect, performance and remedies.

                  SECTION 5.4 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid); (b) sent by facsimile with confirmation of transmission by the transmitting equipment; or
(c) received or rejected by the addressee, if sent by certified mail, return receipt requested, in each case to the following addresses and facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number or person as a Party may designate by notice to the other Parties):

                  If to Parent or any member of the Parent Group:

                           U.S. Bancorp
                           800 Nicollet Mall
                           BC-MN-H23I
                           Minneapolis, Minnesota  55402
                           Attention:  Lee R. Mitau
                           Fax:  (612) 303-0898

                  If to Piper Jaffray or any member of the Piper Jaffray Group:

                           Piper Jaffray Companies
                           800 Nicollet Mall, Suite 800
                           Minneapolis, Minnesota  55402
                           Attention:  James L. Chosy
                           Fax:  (612) 303-1772

                  SECTION 5.5 AMENDMENT, MODIFICATION OR WAIVER. This Agreement may be amended, modified, waived or supplemented, in whole or in part, only by a written agreement signed by each of the Parties. The waiver by the Parties of any breach of this Agreement shall not be construed as a waiver of any subsequent breach.

                  SECTION 5.6 SUCCESSORS AND ASSIGNS; NO THIRD PARTY BENEFICIARIES. (a) This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their successors and permitted assigns, but neither this Agreement nor any of the rights, interests and obligations hereunder shall be assigned or otherwise transferred, in whole or in part, by any Party without the prior written consent of the other Party.

                  (b) This Agreement is solely for the benefit of the Parties and is not intended to confer upon any other Persons any rights or remedies hereunder.

                  SECTION 5.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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                  SECTION 5.8 DISPUTE RESOLUTION. Any controversy, claim or
question of interpretation arising out of or relating to this Agreement (including without limitation a claimed breach of any of the provisions hereof) that is not resolved by the Parties shall be resolved in accordance with the provisions of Section 9.9 of the Separation Agreement.

                  SECTION 5.9 INTERPRETATION. Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement.

                  SECTION 5.10 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to Persons or circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party.

                  SECTION 5.11 NO JOINT VENTURE. Notwithstanding any provision hereof, this Agreement does not create, and is not intended to create, a joint venture, partnership or agency relationship between the Parties. For all purposes of this Agreement, each Party shall be and act as an independent contractor and not as partner, joint venturer or agent of the other and shall not bind nor attempt to bind the other to any contract. Each Party shall be free to manage and control its business as it sees fit, without the management, control or assistance of the other Party, except as otherwise prescribed herein or in any other Business Agreement or the Separation Agreement.

                  SECTION 5.12 NO INDIVIDUAL AUTHORITY. Neither Party shall, without the express, prior written consent of the other Party, take any action for or on behalf of or in the name of the other Party, assume, undertake or enter into any commitment, debt, duty or obligation binding upon any other Party, except for actions expressly provided for in this Agreement or pursuant to any other Business Agreements entered into between the Parties.

                  SECTION 5.13 NON-EXCLUSIVITY. Unless otherwise expressly set forth herein or in any other agreement between the Parties or other members of their respective Groups, the undertaking referenced herein and the relationship between the Parties, and all aspects thereof are and shall be non-exclusive. Provided that such activities do not otherwise constitute a breach of the Separation Agreement or any Business Agreement, each Party may develop itself, or purchase or otherwise acquire from third parties, any products or services, and each Party may engage in any business, even if such business is competitive with the business of the other Party.

                  SECTION 5.14 BASIS OF BARGAIN. Parent and Piper Jaffray acknowledge that each Party has entered into this Agreement in reliance upon the disclaimers of warranties and limitations of liability and damages as set forth in this Agreement and the Separation Agreement, and that such provisions form an essential basis of the bargain between the Parties and do not cause this Agreement, or the remedies available hereunder, to fail of its or their essential purpose.

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                  SECTION 5.15 FORCE MAJEURE. Excluding the obligation to make payment when due, in the event that either Party is prevented from performing, or is unable to perform, any of its obligations under this Agreement due to any cause beyond the reasonable control of the Party invoking this provision, the affected Party's performance will be excused and the time for performance will be extended for the period of delay or inability to perform due to such occurrence.

                  SECTION 5.16 PRIORITY. Should there be a conflict between any other Business Agreement and this Agreement or should this Agreement be silent on a matter addressed in any other Business Agreement (and not in the Separation Agreement), such other Business Agreement shall prevail as to the subject matter thereof. Should there be a conflict between this Agreement and the Separation Agreement or should this Agreement be silent on a matter addressed in the Separation Agreement, the Separation Agreement shall prevail as to the subject matter thereof.

                  IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly authorized representative.


                                  U.S. BANCORP


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title:




                                  PIPER JAFFRAY COMPANIES


                                  By:
                                      -----------------------------------------
                                      Name:
                                      Title: